Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

InterCloud Systems, Inc.

Shrewsbury, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement of our report dated March 18, 2014, relating to the consolidated financial statements of Integration Partners-NY Corporation, which are contained in the Company’s Form 8-K/A filed on March 18, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

December 11, 2014